EXHIBIT 10.1
COMMONWEALTH OF PUERTO RICO
COURT OF FIRST INSTANCE SAN JUAN SUPERIOR COURT

Pedro J. López Bayrón, et al.
CIVIL No. KPE-2011-0111
	Plaintiffs	CIVIL No. KPE-2011-0515

v.		Consolidated
Horizon Lines, Inc., et al.
     Defendants
Commonwealth of Puerto Rico,
     Plaintiff
v.
Horizon Lines, Inc., et al.
     Defendants
SETTLEMENT AGREEMENT
TO THE HONORABLE COURT:
     Come now the parties in the captioned matter, represented by the undersigned attorneys, and respectfully submit this Settlement Agreement dated as of March 31, 2011, as set forth below.
     WHEREAS, the Named Plaintiffs, as defined herein, individually and in representation of the Settlement Class, defined herein, presented a complaint under the caption of López Bayrón et al. v. Horizon Lines, Inc., et al., Civil No. KAC-2011-0111, on February 4, 2011, (the “López Beyrón Case”) against the Jones Act Carrier Defendants, as defined herein.
     WHEREAS, the Commonwealth of Puerto Rico (the “Government”) presented a complaint under the caption of Estado Libre Asociado de Puerto Rico v. Horizon Line, Inc., et al., Civil No. KPE-2011-0515, on February 10, 2011 (the “Estado Libre Asociado Case”), against the Jones Act Carrier Defendants. The Government presented the complaint in its capacity as parens patriae to protect and vindicate the interest of the Puerto Rican consumers, as a consumer of goods and services, in representation of all its agencies, dependencies and instrumentalities, and in its function as regulator and enforcer of the laws of Puerto Rico.
     WHEREAS, both Complaints allege, in summary, violations of Puerto Rico law including, but not limited to, a combination and conspiracy among all of the Jones Act Carrier Defendants to raise, fix, and maintain the prices of Puerto Rican Cabotage, as defined herein. Both Complaints were presented and signed for the purpose of effectuating a settlement as described in this Settlement Agreement.

     WHEREAS, counsel for the Named Plaintiffs also represent members of the Settlement Class, as defined below, who have presented a class action complaint in the United States District Court for the District of Puerto Rico under the caption of Francisco Rivera Muñiz, et al. v. Horizon Lines, Inc., et al., Case No. 09-2081 (GAG), (“Rivera Muñiz Case”), against some of the Jones Act Carrier Defendants and on behalf of the Settlement Class, and alleging substantially similar claims as in the López Bayrón Case.
     WHEREAS, all of the parties in both actions — the Government, the Named Plaintiffs, plaintiffs named in the Rivera Muñiz Case, the Settlement Class and the Jones Act Carrier Defendants — after extensive and far reaching good faith negotiations, have come to an agreement which is described below and by virtue of the same, have signed this Settlement Agreement which now becomes the express will of all the parties, at the time of the execution of the last signature on the same, subject to the final approval as provided hereinafter.
     WHEREAS, the Named Plaintiffs and the Government, after analysis and review of all the particular circumstances of this case, including the claims alleged in the López Bayrón Case and the Estado Libre Asociado Case, the factual and legal defenses, and the legal and procedural provisions applicable hereto, have concluded that it is in the best interests of the Settlement Class, and the Government to enter into this Settlement Agreement and to avoid the uncertainties of a complex litigation and thereby assure the benefits which are set out below; for which, with the aim of protecting the citizens and regulating the actions of businesses in Puerto Rico, the Named Plaintiffs and the Government proceed to sign the same with the aim of concluding this action.
     WHEREAS, the Jones Act Carrier Defendants, even though they understand and believe that they possess effective and real defenses in fact and law to the allegations set out in the above captioned Complaints, have concluded that to avoid the expenses, inconveniences and the burdens of a prolonged and complex litigation, dispense with any other litigation, present or future, including the Rivera Muñiz Case, arising from the facts alleged in the captioned Complaints, consider it convenient and necessary to put an end to this dispute by way of this Settlement Agreement, and thereby avoid the uncertainty and the risk inherent in a complex and expensive litigation.
     WHEREAS, the parties understand and accept that the Named Plaintiffs have presented their complaint in the López Bayrón Case in the form of a class action for purposes of this Settlement Agreement only.
     THEREFORE, all the captioned parties accept the jurisdiction of the Court and will submit this Settlement Agreement for its evaluation and acquiescence as set forth herein so that, if approved, it forms part of the judgment that will be entered in the captioned cases, in accordance with the terms and conditions which are set out below.
Chapter I. Definitions
     A. The Settlement Class
     Subject to the approval of the Court and for purposes for this Settlement Agreement, the following class shall be certified for settlement purposes only:

All natural or legal persons who indirectly purchased Puerto Rican Cabotage services through third parties, or who purchased, for consumption or resale purposes, the products and goods transported through Puerto Rican Cabotage services by the Jones Act Carrier Defendants or their alleged co-conspirators, or any present or former parents, subsidiaries or affiliates, at any time between May 2002 and April 2008, and who could have asserted claims against the Jones Act Carrier Defendants under Puerto Rico law for such purchases. The Settlement Class includes, but is not limited to the Commonwealth of Puerto Rico and all of its agencies, departments and instrumentalities, and any intermediate or ultimate consumers or commercial establishments that may have claims arising out of the Jones Act Carrier Defendants’ Puerto Rican Cabotage services between May 2002 and April 2008.
     Any reference in this Settlement Agreement to the Settlement Class, will also be a reference, when the context so requires, to the parens patriae action presented by the Government in the Estado Libre Asociado Case.
     B. General Definitions
     For purposes of this Settlement Agreement, the following terms will have the meanings which are provided as follows:
          1. Alleged Conduct means the conduct alleged in the complaints presented in the Estado Libre Asociado Case and the López Bayrón Case.
          2. Attorney’s Fees means attorney’s fees, costs and litigation expenses to the Steering Committee in the amount of $1,300,000, to be received by the Steering Committee of the Class Action on Antitrust Violations in Cabotage Service certified by the Court as the official legal representatives for the Settlement Class, for attorney’s fees, costs, and litigation expenses, as provided by Law 118 of June 25, 1971, 32 L.P.R.A. §§ 3341, et seq., known as the “Consumers of Goods and Services Class Action Act.” The legal representatives for the Commonwealth of Puerto Rico and any legal representative of any individual member of the Settlement Class that decides to appear through his own attorney would not be entitled to any portion of the referred sum.
          3. Class Member means any member of the Settlement Class that does not timely and validly exclude himself, herself or itself from the Settlement Class pursuant to the notice and exclusion procedure approved by the Court.
          4. Complaints refers to, collectively, the complaint presented under the caption of López Bayrón et al. v. Horizon Lines, Inc., et al., Civil No. KAC-2011-0111, and Estado Libre Asociado de Puerto Rico v. Horizon Lines, Inc., et al., Civil No. KPE 2011-0515 .
          5. Court means the Judge and the Section of the courtroom of First Instance of the General Court of Justice of Puerto Rico who is handling the procedures related to the Complaints.
          6. Effective Date means the first date upon which all of the following conditions have been satisfied:

               (a) The Settlement Agreement has received final approval by the Court pursuant to Rule 20.3 of the Puerto Rico Rules of Civil Procedure, 32 P.R. Laws Ann. App. V, R. 20.3; and section 4 of the P.R. Consumer Class Action Act, Act No. 118 of June 25, 1971, 32 P.R. Laws Ann. § 3344;
               (b) Entry has been made of the Order and Judgment of Final Approval;
               (c) Either (i) the time to appeal, or to seek permission to appeal, the Court’s approval of the Settlement as described in subparagraph (a) and entry of Order and Judgment of Final Approval as described in subparagraph (b) has expired with no appeal having been taken or permission to appeal having been sought; or (ii) such approval and final judgment have been affirmed in their entirety by the court of last resort to which any appeal has been taken or petition for review has been presented, and such affirmance has become no longer subject to the possibility of further appeal or review;
               (d) The court in the Rivera Muñiz Case has granted a dismissal with prejudice of the action; and
               (e) Either (i) the time to appeal, or to seek permission to appeal, of the dismissal with prejudice of the Rivera Muñiz Case has expired with no appeal having been taken or permission to appeal having been sought; or (ii) such approval and final judgment have been affirmed in their entirety by the court of last resort to which any appeal has been taken or petition for review has been presented, and such affirmance has become no longer subject to possibility of further appeal or review.
          7. Exclusion Date means the last date that any member of the Settlement Class will have to request to be excluded from the Settlement Class. Said exclusion date will not be extended beyond thirty (30) days following the date of the publication of the first notification to the Settlement Class.
          8. Final List of Exclusions means the final and complete list of all the members of the Settlement Class who in an appropriate time and manner requested to be excluded from the class, as contemplated in Chapter VI, section C, paragraph 4 of the Settlement Agreement.
          9. Government means the Commonwealth of Puerto Rico, in its own right and in representation of all of the departments, agencies, and instrumentalities, as an indirect consumer of Puerto Rican Cabotage, in its capacity as parens patriae representative of the Puerto Rican consumers; and as regulator and enforcer of the laws of Puerto Rico.
          10. Jones Act Carrier Defendants means Crowley Liner Services, Inc. and Crowley Maritime Corporation (the “Crowley Defendants”); Horizon Lines, Inc., Horizon Lines LLC, Horizon Logistics Holdings, LLC and Horizon Lines of Puerto Rico, Inc. (the “Horizon Defendants”); and Sea Star Line, LLC, and Saltchuck Resources, Inc. (the “Sea Star Defendants”)
          11. Jones Act Carrier Group means the three separate and distinct groups of Jones Act Carrier Defendants: the Horizon Defendants, the Crowley Defendants and the Sea Star Defendants.

          12. Motion Requesting Final Approval means a motion requesting the issuance of the Order and Judgment of Final Approval, as defined herein.
          13. Motion Requesting Preliminary Approval means a motion requesting the Order of Preliminary Approval.
          14. MOU means the Memorandum of Understanding executed by the parties on February 22, 2011.
          15. Named Plaintiffs or Plaintiffs means Pedro J. López-Bayrón and Olga Bergollo-Negrón, individually and in representation of the conjugal partnership existing between them, Magdaline Santiago-Torres, José M. Barletta-Rodríguez, María M. Cristy D’Brasis, Jaime Prieto-Silva, and Frigorífico y Almacén del Turabo, Inc.
          16. Office of Monopolistic Affairs means the Assistant Secretary of the Department of Justice created by virtue of Article 16 of Law No. 77, of June 25, 1964, as amended, known as the Monopoly and Restriction to Commerce Law, 10 L.P.R.A. Sec. 272, and Article 56 of Law No. 209 of August 9, 2004, as amended, known as the Organic Act of the Department of Justice, 3 L.P.R.A. § 294h, which by virtue of both statutory provisions is called upon to oversee the compliance of Law No. 77, has been granted the faculty to investigate and process by administrative, civil or criminal means, violations of the referred-to Law.
          17. Order and Judgment of Final Approval means the final order and judgment presented by the parties to the Court for approval of the settlement outlined herein, and which, once approved, will constitute a final, firm, and definitive judgment between the parties on the captioned claims. The Order and Judgment of Final Approval shall:
               (a) find that the Settlement Class meets the specifications and requirements set forth in Rule 20 of the Rules of Civil Procedure;
               (b) finally approve the Settlement as being a fair, reasonable and adequate settlement under P.R. R. Civ. P. 20.3 and PR-CCAA section 4, 32 P.R. Laws Ann. § 3344;
               (c) direct that the Complaints be dismissed with prejudice as to the Jones Act Carrier Defendants and, except as provided for herein, without costs to any Party;
               (d) discharge and release the Released Parties from all Released Claims; and
               (e) reserve continuing and exclusive jurisdiction over the Settlement and its administration.
          18. Order of Preliminary Approval means an order issued by the Court giving preliminary approval to the Settlement Agreement, the Steering Committee, the Settlement Class under Rule 20 of the Rules of Civil Procedure and the Plan of Notification of the Settlement Class, as defined herein.
          19. Parties means and refers to the members of the Settlement Class, all the Named Plaintiffs mentioned in the caption of the Complaints and all of the Jones Act Carrier Defendants named in the caption of the Complaints.

          20. Plan of Notification to the Class means the manner and method to notify the Members of the Settlement Class of the certification of the Settlement Class and the Settlement Agreement as provided and approved by the Court in conformity with Rules 20.3 and 20.5 of the Rules of Civil Procedure, of 2009, as amended, 32 L.P.R.A., Ap. III R.20.5, and in conformity with Section 4 of the Consumer Class Action Act, 32 L.P.R.A. § 3344.
          21. Plan for the Distribution and Use of Funds means the method structured by the Office of Monopolistic Affairs and approved by the Court for the administration and distribution of the Class Settlement Amount, which will be distributed in a Cy Pres manner as specified in Chapter X of the Settlement Agreement.
          22. Puerto Rican Cabotage means shipping services provided by the Jones Act Carrier Defendants in the noncontiguous ocean trade between the continental United States and the Commonwealth of Puerto Rico.
          23. Released Claims shall have the meaning set forth in Chapter XI herein.
          24. Released Parties means the Jones Act Carrier Defendants; their present and former direct and indirect parents, subsidiaries, divisions, affiliates or associates (as defined in SEC Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934); and all other present and former stockholders, officers, directors, members, employees, agents and legal representatives of any of the foregoing entities (with respect to any conduct of any of those entities); and the predecessors, heirs, executors, administrators, successors and assigns of any of the foregoing persons or entities.
          25. Releasing Parties means the Government and all of the Class Members, as those terms are defined herein, on their own behalf and on behalf of their present and former officers, directors, stockholders, agents, employees, legal representatives, trustees, parents, associates, affiliates, subsidiaries, partners, heirs, executors, administrators, purchasers, predecessors, successors and assigns. The Releasing Parties include the Named Plaintiffs, and the named plaintiffs in the Rivera Muñiz Case.
          26. Settlement Agreement means this document and all of its attachments, and in which there is established the terms and conditions agreed to by the Releasing Parties and the Released Parties, to achieve the final and definitive settlement of the López Bayrón Case, the Estado Libre Asociado Case, and the Rivera Muñiz Case.
          27. Settlement Amount means the amount of $5,300,000 to be paid by the Jones Act Carrier Defendants, subject to the provisions hereof, and in consideration of a full, complete and final settlement of the claims of the Releasing Parties, as set forth in Chapter III herein.
          28. Settlement Amount of the Class means $4,000,000, which is the equivalent of the Settlement Amount less the Attorney’s Fees.
          29. Settlement Funds means the funds to be distributed out of the respective escrow accounts by the Jones

Act Carrier Groups pursuant to Chapter VIII, Section A, paragraph 4 hereof.
          30. Steering Committee of the Class Action on Antitrust Violations in Cabotage Service or the Steering Committee means José A. Andreu-García, José A. Andreu-Fuentes, Jose Fuentes-Agostini, and Agustín Collazo-Mejia, who have provided legal representation to the Named Plaintiffs and the Settlement Class without having been certified in two of the complaints filed for the Alleged Conduct in the López Bayrón Case and the Rivera Muñiz Case .
Chapter II. Consolidation of the Complaints
     The Plaintiffs will request that the López Bayrón Case and the Estado Libre Asociado Case be consolidated and that the consolidated case be managed according to the provisions of Rule 20 of the Rules of Civil Procedure of 2009, As amended, 32 L.P.R.A., App. III, R. 20, and by Law 118 of June 25, 1971, 32 L.P.R.A. §§ 3341, et seq., known as the “Consumers of Goods and Services Class Action Act.”
Chapter III. The Settlement Amount.
     Subject to the terms detailed below and the approval of the Court, it is agreed that the Jones Act Carrier Defendants shall pay the amount of $5,300,000, to be paid in equal amounts by each of the three Jones Act Carrier Groups or their respective designees by depositing such amounts into their respective escrow accounts as set forth in Chapter VIII herein. Each Jones Act Carrier Group shall only be responsible for its own share, equal to one third (1/3) of the Settlement Amount, and shall not be jointly or severally liable for the entire Settlement Amount. Subject to Court approval, said amount will be distributed as of the Effective Date (as defined herein) as follows:
               (a) The Settlement Amount of the Class of $4,000,000 shall be distributed to the Government on a cy pres basis to be used for the benefit of the citizenry of Puerto Rico, as outlined in Chapter X; and
               (b) The remaining amount of $1,300,000 shall be paid to the Steering Committee for Attorney’s Fees in pursuing this litigation and the Rivera Muñiz Case.
Chapter IV. Settlement Class Certification
     The parties understand and accept that, for settlement purposes only, the proposed Settlement Class meets the requirements of a Class Action, pursuant to Rule 20 of Civil Procedure and to Law 118 of June 25, 1971, 32 L.P.R.A. §§ 3341, et seq., known as the “Consumers of Goods and Services Class Action Act.”
     The Jones Act Carrier Defendants understand and accept that the Named Plaintiffs will request that the Court certify the Settlement Class for settlement purposes only pursuant to Rule 20 of the Rules of Civil Procedure, and that said Defendants will not oppose it.

Chapter V. Designation of the Steering Committee of the Class Action on Antitrust Violations in Cabotage Service
     The Parties understand and accept that the Named Plaintiffs will include in the Motion Requesting Preliminary Approval a request that the Court authorize a Steering Committee to represent the Named Plaintiffs and the Settlement Class. The Jones Act Carrier Defendants will not oppose said request . The following attorneys shall be the members of the Steering Committee: José A. Andreu-García, José A. Andreu-Fuentes, José Fuentes-Agostini, and Agustín Collazo-Mejia .
Chapter VI. The Procedure to Notify the Members of the Class and Exclusion
     A. Presenting the Plan of Notification to the Class
     Together with the Motion Requesting Preliminary Approval, the Named Plaintiffs will submit to the Court a proposed Plan of Notification to the Settlement Class that complies with the requirements of Rules 20.3 and 20.5 of the Rules of Civil Procedure of 2009, as amended, 32 L.P.R.A., App. III, R. 20.5, and with section 4 of the Consumers of Goods and Services Class Action Act, 32 L.P.R.A. 3344 . Within fifteen (15) days following the Court’s issuance of the Order of Preliminary Approval, Named Plaintiffs will notify the Settlement Class of the Settlement Agreement according to the approved Plan of Notification to the Settlement Class. The Jones Act Carrier Defendants will not be in any way responsible for notifying the Settlement Agreement to members of the Settlement Class, nor for handling or addressing questions or inquiries relative to the notification or about the Plan for the Distribution and Use of Funds. All expenses and costs related to the publication and administration of the Notification to the members of the Settlement Class will be borne by the members of the Steering Committee.
     B. Content of the Notification to the Settlement Class
     The proposed Plan of Notification to the Settlement Class will explain to the members of the Settlement Class the nature of the action and the terms of the Settlement Agreement, including the Settlement Amount and the form in which the same will be distributed. In addition, the Plan of Notification to the Settlement Class will indicate that the Notification to the Settlement Class (hereinafter the “Notification”) will inform the members of the Settlement Class that:
          1. the Court will exclude any member of the Settlement Class if such member so requests following the procedure detailed herein below;
          2. that the Order and Judgment of Final Approval will include all of the Class Members, i.e. the members of the Settlement Class who do not request exclusion; and
          3. that any member of the Settlement Class who does not request exclusion may, if he or she so desires, appear through his or her attorney at said member’s sole cost.
     C. Exclusion or “Opt-Out” Procedure
Any member of the Settlement Class will have the opportunity to be excluded from the Settlement Class as long as he or she complies with the following procedure that is submitted for the Court’s consideration and approval:
          1. Notification will be published two (2) times in the English and Spanish language in a newspaper of general circulation in Puerto Rico, with an interval of seven (7) days between the first and second notification.
          2. Within thirty (30) days following the first publication of the Notification, that is, on or before the Exclusion Date, each individual who is a member of the Settlement Class and who wishes or chooses to be excluded from the Class must send by First Class Delivery Mail a notification of exclusion to the address identified on the Notification to the Settlement Class that indicates his or her name and address, and states that he or she wishes to be excluded from the Settlement Class. The Settlement Amount will not be reduced as a result of exclusions by members of the Settlement Class.
          3. Members of the Settlement Class may not be excluded through collective or group notifications. The notification must be executed in each instance individually.
          4. Once the thirty (30) day period that the members of the Settlement Class will have to request their exclusion has expired, that is, once the Exclusion Date arrives, the Steering Committee will send to the Defendants a Final Exclusion List, together with a copy of each and every one of the notifications of exclusion received, within a period that may not exceed seven (7) days. The Steering Committee will file a copy of the Final Exclusion List with the Court.
     The named plaintiffs in the Rivera Muñiz Case, through their undersigned counsel, agree not to seek exclusion from the Settlement Class.
Chapter VII. Approval of the Settlement Agreement
     The Parties will cooperate in seeking approval of the Settlement Agreement by the Court and will act in good faith in all actions required for the issuance of the Court’s orders, the payment of the Settlement Amount, the releases and hold harmless provisions, and any and all other actions required by the Settlement Agreement, the Court’s orders, and the Order and Judgment of Final Approval to be entered in due course .
     A. Preliminary Approval of the Settlement Agreement
     Not later than fifteen (15) days from the execution of the Settlement Agreement, the Named Plaintiffs will file the Motion Requesting Preliminary Approval. The motion will include a draft Order of Preliminary Approval. In the motion, the Parties will request of the Court the promptest issuance possible of an Order of Preliminary Approval or, if deemed prudent, that the Court schedule a hearing as expeditiously as possible to address any doubts or questions that may exist as to the request, procedure, or order. The Parties will also request of the Court that it place on the calendar a hearing on final approval of the Settlement Agreement, to be held, as the Court’s calendar permits, no later than one hundred twenty (120) days after the Order of Preliminary Approval is issued. The Jones Act Carrier Defendants agree not to oppose the Motion Requesting Preliminary Approval made pursuant to the Settlement Agreement.

     B. Final Approval of the Settlement Agreement
     Within thirty (30) days of the Exclusion Date, Plaintiffs will file with the Court a Motion Requesting Final Approval. The motion must include a draft Order and Judgment of Final Approval, and shall include any other documentation concerning the Settlement Agreement that the Parties or the Court deem necessary for final approval. The Jones Act Carrier Defendants agree not to oppose final approval.
     C. Hearing on Final Approval
     At the hearing on final approval, Plaintiffs will request of the Court that:
          1. It find that the Settlement Class meets the specifications and requirements set forth in Rule 20 of the Rules of Civil Procedure.
          2. It find that the Settlement Agreement is in the best interests of the Settlement Class and of the Government.
          3. It finally and definitively approve the Settlement Agreement and conclude that its terms and conditions, and its eventual consummation, are fair, reasonable, and adequate for the members of the Settlement Class.
          4. It find that the manner and method of notification complied with all of the requirements of due process of the law required by the Rules of Civil Procedure and the law and regulations applicable to the case.
          5. It enter the Order and Judgment of Final Approval in accordance with the Settlement Agreement and, consequently, it approve finally and definitively the Settlement Agreement, and it dismiss with prejudice the claims against Defendants, and, as provided in the Settlement Agreement, it authorize the payment of attorneys’ fees, costs, and litigation expenses in the sums stipulated, but that it retain jurisdiction over the case to enforce and administer the post-judgment endeavors required by the Agreement.
          6. It incorporate into the Order and Judgment of Final Approval the releases included in Chapter XI of the Settlement Agreement, so that the Jones Act Carrier Defendants will be dismissed with prejudice from any future action, complaint, or claim.
Chapter VIII. Payment, deposits and distribution of the Settlement Amount
     A. Payment of the Settlement Amount
          1. Jones Act Carrier Group Contributions to Settlement Amount. The Settlement Amount shall be paid in equal parts by each one of the Jones Act Carrier Groups, to wit: the Horizon Defendants, the Sea Star Defendants and the Crowley Defendants, or by those entities that those groups of Defendants designate. That means that each one of these groups will contribute one third (1/3) of the Settlement Amount:
          2. Escrow Accounts. Within ten (10) days of the execution of the Settlement Agreement, the Jones Act Carrier Groups will create, separately, escrow accounts in the respective banks of their preference located in Puerto Rico.

Said escrow accounts shall be duly identified by their relationship to the above-captioned case. Within forty-eight hours (48) of the creation of the accounts, the Jones Act Carrier Defendants will jointly inform the Parties of the name of the banking institution and the person in charge of the same, its address, telephone and fax numbers, and its e-mail address; as well as the number of the account and any other information that could be understood as necessary to identify and verify the account.
          3. Payment of the Settlement Amount. The Jones Act Carrier Groups shall pay their respective per capita shares of the Settlement Amount into their respective Escrow Accounts by wire transfer to their respective depository banks in three cash installments as follows:
               (a) Within ten (10) days of the signature of the Settlement Agreement, each one of the Jones Act Carrier Groups will deposit in its escrow account ten percent (10%) of its per capita share of the Settlement Amount and will notify the Steering Committee in writing of the deposit within forty-eight (48) hours of it being made.
               (b) Within ten (10) days following the notification of the Order of Preliminary Approval, each one of the Jones Act Carrier Groups will deposit in its escrow account forty percent (40%) of its per capita share of the Settlement Amount, and will notify the Steering Committee in writing of the deposit within forty-eight (48) hours of it being made.
               (c) Within ten (10) days following the notification and recordation of the Order and Judgment of Final Approval, each one of the Jones Act Carrier Groups will deposit in its escrow account the remaining fifty percent (50%) of its per capita share of the Settlement Amount, and will notify the Steering Committee in writing of the deposit within forty-eight (48) hours of it being made.
          4. Distribution of Settlement Funds Conditioned on Occurrence of Effective Date: Upon the occurrence of the Effective Date, as defined herein, the Settlement Funds shall be released from the escrow accounts to the Government and the Steering Committee (or its members) as provided in the Order and Judgment of Final Approval by the Court. The Jones Act Carrier Defendants shall have no further interest in the respective escrow accounts.
     B. Breach
     In the event that any of the Jones Act Carrier Groups fails to deposit its share of the Settlement Amount, pursuant to the percentages and the timetable established in Chapter VIII, Section A, paragraph 3, Plaintiffs may request against the nonpaying Jones Act Carrier Group the specific performance of this Settlement Agreement in the most ample and complete manner that is permitted by the laws of the Commonwealth of Puerto Rico. This includes, without limitations, the following provisional remedies provided for in Rule 56.1 of Civil Procedure of 2009, be it in the stage of assurance of judgment or in the stage of execution of Order and Judgment of Final Approval, over whichever movable or immovable property of the breaching Defendant: preventive annotations of seizures, seizures, seizures of funds in possession of a third party, prohibitions on alienation, claim or delivery of movable property, receiverships, orders to perform or desist of any specific acts, as well as the imposition of obligations and liens. The nonpaying Jones Act Carrier Group shall be responsible for all reasonable costs and attorney’s fees associated with the action to achieve the specific compliance with this Settlement Agreement.
     In the event that the Plaintiffs have to request the specific performance of the Settlement Agreement, and seek any of the provisional remedies above cited, the Jones Act Carrier Defendants consent and agree that the same can proceed without the necessity of posting bond.
     In addition, in the event that any of the Jones Act Carrier Groups fails to perform its obligations under this Settlement Agreement in a material respect for any reason, then Plaintiffs may declare this Settlement Agreement null and void as to such Jones Act Carrier Group, provided that the Jones Act Carrier Group is given notice and a reasonable opportunity to perform such obligations. Such declaration as to any Jones Act Carrier Group shall not affect the obligations of the other Jones Act Carrier Groups under this Settlement Agreement.
     In the event that the Settlement as to any Jones Act Carrier Group becomes null and void pursuant to this Section, the remaining Jones Act Carrier Groups shall cooperate with any request from the Government relating to the non-performing Jones Act Carrier Group on the condition that such cooperation is limited to: (1) information necessary to prove the Government’s claim against such non-performing Jones Act Carrier Group, and (2) information that cannot be obtained by any other source.
Chapter IX. Attorney’s Fees, Costs and Litigation Expenses
     Except for the Attorney’s Fees, the Jones Act Carrier Defendants shall not be liable for any attorneys’ fees or expenses of litigation on behalf of the Government, the Named Plaintiffs, members of the Settlement Class, or the Steering Committee or for settlement-related fees and expenses, including (a) those of any of counsel, experts, consultants, agents and representatives; (b) those incurred in providing publication notice to the Settlement Class; or (c) those incurred in administering the Settlement Agreement or distributing the Settlement Funds. All such costs and administration of this class certification process, including costs of notification of members of the Settlement Class and receipt and processing of exclusion requests and objections, shall be assumed and borne by the Steering Committee.
     The Parties understand that the Steering Committee’s total request for attorneys’ fees and expenses incurred in litigating claims on behalf of the Named Plaintiffs shall be $1,300,000 pursuant to Article 3 of the Class Action Act for Consumers of Goods and Services, 32 LPRA § 3343, and that the Jones Act Carrier Defendants will not oppose the Steering Committee’s total request for Attorney’s Fees. Said amount shall be payable subject to prior authorization of the Court and after the Effective Date.
Chapter X. Plan for the Distribution and Use of the Funds
     Once the Settlement Funds are released to the Government, the Settlement Amount of the Class shall be deposited in an account of the Department of the Treasury of Puerto Rico that generates interest and which shall be utilized in accordance with the Plan for the Distribution and Use of Funds.

     The Settlement Amount of the Class shall be utilized, with the approval of the Court, for projects and ends that benefit Puerto Rican consumers. The Parties recognize the impracticality of identifying all of the indirect purchasers of maritime cabotage services that may have suffered between May 2002 and April 2008 as a result of the Alleged Conduct in the Complaints.
     Moreover, as a consequence of the difficulty in identifying those consumers and the high cost of administering a direct distribution of money to Class Members, it shall be recommended to the Court that the distribution be effected Cy Pres. To those ends, the Government shall submit a Plan for the Distribution and Use of Funds, designating the Settlement Amount of the Class for programs that benefit Puerto Rican consumers through government programs and non-profit organizations whose primary and express purpose is to ensure and/or improve the welfare of the consumers.
     At any moment after the Order of Preliminary Approval is issued, but no later than thirty (30) days after the issuance of the Order and Judgment of Final Approval, the Office of Anti-Monopolistic Affairs shall submit to the consideration of the Court the Plan for Distribution and Use of the Funds.
     The Plan shall be administered by the Office of Anti-Monopolistic Affairs, in accordance with the terms and conditions dictated by the Court, and shall look after the wholesome utilization of the funds contained in the same until the total disbursement of the money. Once the Plan has been fully complied with, the Office of Anti-Monopolistic Affairs will present a Report of Observance and Compliance to the Court.
     The Plan for the Distribution and Use of the Funds in the Settlement Amount of the Class shall include all of the details of the government programs or non-profit organizations selected to receive funds from the Settlement Amount of the Class; and a complete and faithful copy of the proposals submitted for consideration.
Chapter XI. Releases, Discharges and Covenants Not to Sue
     In addition to the effect that the Order and Judgment of Final Approval that may be issued in accordance with the Settlement Agreement, and in consideration of the aforementioned Settlement Amount, the Parties agree that from the Effective Date:
          1. In addition to the effect of any final judgment entered in accordance with this Settlement Agreement, as of the Effective Date, the Class Members, as Releasing Parties, release and forever discharge the Released Parties from all manner of claims, demands, actions, suits, causes of action, counterclaims, affirmative defenses, or rights of set off, damages whenever incurred, liabilities of any nature whatsoever, including costs, expenses, penalties and attorneys’ fees, known or unknown, derivative or direct, suspected or unsuspected, accrued or non-accrued, asserted or unasserted in law or equity (including, without limitation, claims which have been asserted or could have been asserted by the Indirect Purchasers in the López-Bayrón Case and the Rivera-Muñiz Case, or any litigation against the Released Parties or any of them arising out of the matters alleged in the López-Bayrón Case or the Rivera-Muñiz Case that the Releasing Parties now have, ever had or may have had as of the date of the Settlement Agreement (whether or not any Settlement Class member objects to the settlement), whether directly, representatively, derivatively or in any other capacity, based upon the alleged indirect purchase of Puerto Rican Cabotage or the products or goods shipped through Puerto Rican Cabotage, or otherwise relating in any way to the supply, price or distribution of Puerto Rican Cabotage or the products or goods shipped through Puerto Rican Cabotage.
          2. By the same token, in addition to the effect of any final judgment entered in accordance with this Settlement Agreement, as of the Effective Date, in consideration of the payment by the Jones Act Carriers in the amount of $4,000,000 to the Government, to be disbursed to the Government in a cy pres manner for the benefit of the citizens of Puerto Rico, the Government, in its parens patriae capacity, in its capacity as regulator and enforcer of the commercial and economic activity of Puerto Rico, of the rights of the consumer, and as defender of the free and healthy competition, administrator and enforcer of Law No. 77 of June 25, 1964, as amended, 10 L.P.R.A. §§ 257 et seq., of the laws regarding consumer rights, as well as of any other law, be it of an administrative, civil or criminal nature, that has tangency or applies to the Alleged Conduct (hereinafter , as parens patriae), releases and forever discharges the Released Parties from all manner of civil or criminal claims, demands, actions, suits, causes of action, counterclaims, affirmative defenses, or rights of set off, damages whenever incurred, fines, liabilities of any nature whatsoever, including costs, expenses, penalties and attorneys’ fees, known or unknown, derivative or direct, suspected or unsuspected, accrued or non-accrued, asserted or unasserted in law or equity or any litigation against the Released Parties that the Government now has, ever had or may have had as of the date of the Settlement Agreement, whether directly, representatively, derivatively or in any other capacity, based on Puerto Rican Cabotage or relating in any way to the supply, price or distribution of Puerto Rican Cabotage, including the claims asserted in the Estado Libre Asociado Case. This includes, without limitation, the causes of action that the Government alleged or could have alleged as parens patriae in the Estado Libre Asociado Case, as well as in any other litigation against the Jones Act Carrier Defendants that the Government, as parens patriae or in any other capacity, has, has had or could have, be it in a direct, representative, derivative manner or any other capacity, that is in any way related to the supply, price or distribution of Puerto Rican Cabotage provided by the Jones Act Carrier Defendants, or with the alleged purchase of the goods and services shipped between the continental United States and Puerto Rico through the Puerto Rican Cabotage provided by the Jones Act Carrier Defendants.
          3. The above-described releases include the exoneration of any cause of action of an administrative, civil or criminal nature, be it state or federal, that the Government, as parens patriae or in any other capacity, has, has had, or could have and file against the Released Parties, as well as against their current and former assignees, shareholders, owners, fiduciaries, trustees, officials, directors, employees, heirs, successors at law, parent companies, subsidiaries and affiliates, pursuant to Law No. 118 of June 25, 1971, known as the “Class Action Act for Consumers of Goods and Services”, 32 L.P.R.A. §§ 3341 et seq., Article 1802 of the Puerto Rico Civil Code, 31 L.P.R.A. § 5141, Law No. 77 of June 25, 1964, as amended, known as the “Antitrust Act”, 10 L.P.R.A. §§ 257 et seq., and of any other law or regulation of the Commonwealth of Puerto Rico or the United States of America that may confer upon it a cause of action for the Alleged Conduct.
          4. Under the same aforementioned conditions, the Government as parens patriae releases and forever exonerates the Released Parties from any action or claim of a penal nature, in all its modalities and degrees, that it has, has had, or may have and file against the Released Parties, be it pursuant to Law No. 77 of June 25, 1964, as amended, known as the “Antitrust Act” 10 L.P.R.A. §§ 257 et seq., as well as under any of the offenses typified in the Penal Code of Puerto Rico, 33 L.P.R.A. §§ 4629 et seq., or for infringement of any other offense or law that applies or could apply to the Alleged Conduct.
          5. Upon the occurrence of the Effective Date, this Settlement Agreement may be pleaded as a full and complete defense to any action, suit or other proceeding that has been or may be instituted, prosecuted or attempted with respect to any of the Released Claims. The Parties agree that for any such proceeding, the Court or any court of competent jurisdiction may enter an injunction restraining prosecution of such proceeding. The Parties further agree that this Settlement Agreement may be pleaded as necessary for the purpose of enforcing the Settlement Agreement.
          6. Upon the occurrence of the Effective Date, the release will prevail even when any Class Member presents some type of objection to the Settlement Agreement that is rejected by the Court upon granting the Order and Judgment of Final Approval. It is clarified, however, that the aforementioned release does not release the Released Parties from the independent causes of action that may one day be filed by any member of the Settlement Class who is excluded pursuant to the procedures approved by the Court.
Chapter XII. The Rivera Muñiz Case
          1. Within ten (10) days of the execution of the Settlement Agreement, the Jones Act Carrier Defendants and Steering Committee shall file a joint stipulation requesting that the court in the Rivera-Muñiz Case pending before the U.S. District Court for the District of Puerto Rico, as well as the Supreme Court of Puerto Rico in Francisco Rivera Muñiz v. Horizon Lines, Inc., TS No. CT-2010-13, stay those actions, pending resolution of this Settlement.
          2. Plaintiffs will cause the Rivera Muñiz Case to be dismissed with prejudice within ten (10) days after the Order and Judgment of Final Approval is issued and becomes final, firm and unappealable. Any and all amounts payable by the Jones Act Carrier Defendants are contingent upon dismissal of the Rivera Muñiz Case, with prejudice. The Settlement Funds shall not be released from the respective escrow accounts until the Effective Date.
Chapter XIII. Effect of the Denial or Non-Approval of the Settlement Agreement
     If the Settlement Agreement is not approved or modified in any material respects, or if the Court modifies the Settlement Amount or the Attorney’s Fees, or if the Court’s approval of the Settlement is modified or set aside on appeal, or if the Court does not enter the Order and Judgment of Final Approval, or if the Court enters the Order and Judgment of Final Approval and appellate review is sought and, on such review, such Order and Judgment of Final Approval is not affirmed in its entirety, or if the Rivera-Muñiz Case is not dismissed with prejudice, or if the Effective Date does not occur for any other reason, then this Settlement Agreement and the understanding by and between the Jones Act Carrier Defendants and the Named Plaintiffs, and by and between the Jones Act Carrier Defendants and the Government, may be voided by the adversely affected Party, and the Named Plaintiffs and Government shall immediately dismiss without prejudice their respective Complaints filed against the Jones Act Carrier Defendants, and all funds in the respective Escrow Accounts shall be returned to the Parties who deposited such funds.
     In addition, if the Effective Date does not occur for any reason, then any certification of the Settlement Class shall become null and void without further action by the Court and shall not be used or referred to for any purpose in this or in any other action and shall not prejudice any Party from arguing in favor of, or against, class certification.
Chapter XIV. Miscellaneous Provisions
     A. Binding Effect.
     This Settlement Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties. Without limiting the generality of the foregoing, each covenant and agreement made herein on behalf of the Government, the Named Plaintiffs and the Settlement Class shall be binding upon all of the Class Members.
     B. Authorization to Enter into Settlement Agreement.
     The undersigned representatives of the Jones Act Carrier Defendants covenant and represent that they are fully authorized to enter into and to execute this Settlement Agreement on behalf of the Jones Act Carrier Defendants. Counsel for the Named Plaintiffs covenant and represent that they are authorized to conduct settlement negotiations with defense counsel and to enter into and execute this Settlement Agreement on behalf of the Settlement Class, including the named plaintiffs in the Rivera Muñiz Case, subject to Court approval of the Settlement pursuant to P.R. R. Civ. P. 20.3 and PR-CCAA section 4, 32 P.R. Laws Ann. § 3344. Counsel for the Government represents that it is authorized to conduct settlement negotiations with defense counsel and to enter into and execute this Settlement Agreement on behalf of the Government.
     C. Notices.
     All required notices to the Parties to this Settlement Agreement shall be in writing. Each such notice shall be given either by (a) hand delivery with written acknowledgement of receipt; or (b) an overnight express delivery service, and shall be addressed, if directed to counsel for the Named Plaintiffs (or the Steering Committee, when it is constituted), counsel for the Government, or counsel for the Jones Act Carrier Defendants, to the addresses set forth on the signature pages hereof, or such other address as any of them may subsequently provide, pursuant to notice in the manner described in this paragraph.

     D. No Admission.
     Whether or not a settlement becomes final or is terminated, neither this Settlement Agreement nor its contents, nor the associated statements, negotiations, documents and discussions, may be deemed or construed to be an admission or evidence of any violation by any of the Jones Act Carrier Defendants of any statute or law, or of any liability or wrongdoing, or of the truth of any of the claims or allegations or any other pleading, or of the scope, jurisdiction, interpretation or applicability of the Puerto Rico Antitrust Act, Act No. 77 of June 25, 1964, and evidence thereof shall not be discoverable or used, directly or indirectly, in any way against any of the Parties.
     E. Intended Beneficiaries.
     No provision of this Settlement Agreement shall provide any rights to, or be enforceable by, any person or entity that is not a Class Member, a Released Party, counsel to a Class Member, or Counsel for the Government . Absent Court order, no Member of the Settlement Class, counsel to a Class Member or counsel for the Government may assign or otherwise convey any right to participate in or enforce any provision of this Settlement Agreement.
     F. No Conflict Intended; Headings.
     The headings used in this Settlement Agreement are intended for the convenience of the reader only and shall not affect the meaning or interpretation of this Settlement Agreement.
     G. No Party Is the Drafter.
     No Party or signatory shall be considered the drafter of this Settlement Agreement for the purpose of any statute , case law or rule of interpretation or construction that would or might cause any provision to be construed against the drafter.
     H. Choice of Law.
     All terms of this Settlement Agreement shall be governed by and interpreted according to the substantive laws of the Commonwealth of Puerto Rico without regard to its choice of law or conflict of laws principles.
     I. English Language Version.
     This Settlement Agreement is made and executed in the English language. No translation or interpretation in any other language of this Settlement Agreement shall govern over the written English version thereof. Nevertheless, it is understood that all of the judicial papers will be furnished and filed in Spanish. An official Spanish translation of the Settlement Agreement shall be agreed upon and approved by all of the Parties prior to filing or submission to the Court. With respect to all other filings with the Court, if an English version of any such Spanish language filing or submission is requested by the Jones Act Carrier Defendants for their internal use, said translation cost shall be assumed by the Jones Act Carrier Defendants.
     J. Amendment; Waiver.
     This Settlement Agreement shall not be modified in any respect except by a writing executed by all the Parties, and the waiver of any rights conferred hereunder shall be effective only if made by written instrument of the waiving Party . The waiver by any Party of any breach of this Settlement Agreement shall not be deemed or construed as a waiver of any other breach of this Settlement Agreement.
     K. Execution in Counterparts.
     This Settlement Agreement may be executed in counterparts. Scanned signatures shall be considered valid signatures made on the date transmitted.
     L. Integrated Agreement.
     This Settlement Agreement contains an entire, complete, and integrated statement of each and every term and provision agreed to by and among the Parties hereto, and it is not subject to any condition not provided for herein. To the extent that this Settlement Agreement is inconsistent with the MOU, this Settlement Agreement supersedes the MOU.
     M. Best Efforts
     The Parties agree and accept, without reservation, that they will use their best efforts, including all steps, actions and measures contemplated and required by the Settlement Agreement, and any other step, action or measure that may be necessary or appropriate, whether ordered by the Court or not, in order to comply with the terms, conditions, goals and ends of the Settlement Agreement.
     N. Waiver of Release Limitations
     To the extent permitted by law, each Class Member shall also be deemed to have expressly waived, released and forever discharged any and all defenses, provisions, rights and benefits that may be available under:
          1. Section 1542 of the California Civil Code, which provides:
               (a) A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor;
     and/or,
          2. Section 4826 of the Puerto Rico Civil Code, which provides:
A compromise shall only include the objects specifically determined therein or which from a necessary inference from its words must be considered as included therein. A general renunciation of rights shall be understood as including only those relating to the question with regard to which the compromise has been made;
     and/or,
          3. Any law of any Government, the District of Columbia, Commonwealth, territories, or principle of common law, which is similar, comparable or equivalent to Section 1542 of the California Civil Code or Section 4826 of the Puerto Rico Civil Code (each a “Comparable Law”).
     With respect to Released Claims, each Class Member hereby: (i) assumes all risks for claims heretofore and hereafter arising, whether known or unknown, suspected or unsuspected,

contingent or non-contingent; (ii) releases and forever discharges such claims as part of the Released Claims; and (iii) expressly and irrevocably waives any rights he, she or it may have under Section 1542 of the California Civil Code, Article 1714 of the Puerto Rico Civil Code, or any Comparable Law.
     O. Dispute Resolution and Enforcement of Settlement Agreement and Releases
     The Court will retain jurisdiction over the implementation, enforcement and compliance with the Settlement Agreement, its terms and conditions. Any dispute concerning the terms, conditions or matters of any other nature related to the Settlement Agreement, if it cannot be resolved through agreement and negotiation between the Parties, will be submitted to the Court, except if the Parties agree to submit the same to a mediator or special master for its interpretation.
     WHEREFORE, the Parties, through their respective authorized legal representatives, accept, pact and consent to all of its terms and conditions contained in this Settlement Agreement.
ON BEHALF OF THE PUERTO RICAN GOVERNMENT:

BY:	/s/ José G. Díaz Tejera
José G. Díaz Tejera
Deputy Attorney General
and Director - Office of
Monopolistic Affairs,
Department of Justice of the
Commonwealth of Puerto Rico
PO Box 9020192
San Juan, Puerto Rico 00902-0192
Tel. (787) 721-2900, Ext. 2669
jdiaz@justicia.gobierno.pr

ON BEHALF OF SEA STAR LINE, LLC

GOLDMAN ANTONETTI & CORDOVA, P.S.C.		SULLIVAN & CROMWELL LLP

BY:	/s/ Carlos A. Rodriguez-Vidal	BY:	/s/ Steven L. Holley
	Carlos A. Rodriguez-Vidal		Steven L. Holley
	Mariana Negron-Vargas		Adam S. Paris
	Post Office Box 70364		125 Broad Street
	San Juan, Puerto Rico 00936-8364		New York, New York 10004-2498
	Tel: (787) 759-4117		Tel: (212) 558-4000
	Fax: (787) 767-9117		Fax: (212) 558-3588
	crodriguez-vidal@gaclaw.com		holleys@sullcrom.com
	mnegron@gaclaw.com		parisa@sullcrom.com
ON BEHALF OF CROWLEY LINER SERVICES, INC. AND CROWLEY MARITIME CORPORATION

JIMENEZ, GRAFFAM & LAUSELL		PATTON BOGGS LLP

BY:	/s/ William A. Graffam	BY:	/s/ Samuel Rosenthal
	William A. Graffam		Samuel Rosenthal
	Manolo Rodriguez-Bird		Andrew Zimmitti
	P.O. Box 366104		2550 M Street, N.W.
	San Juan, PR 00936-6104		Washington, DC 20037
	Telephone: 787-767-1030		Telephone: 202-457-6000
	Facsimile: 787-751-4068		Facsimile: 202-457-6482
	wgraffam@jgl.com		srosenthal@pattonboggs.com
azimmitti@pattonboggs.com

ON BEHALF OF SALTCHUK RESOURCES, INC. VICENTE & CUEBAS
BY:
Harold D. Vicente-Gonzalez
P.O. Box 11609 San Juan, Puerto Rico 00910-1609 Telephone: 787-751-8000 Fax: 787-756-5250 hvicente@vc-law.net

ON BEHALF OF THE NAMED PLAINTIFF CLASS REPRESENTATIVES AND THE SETTLEMENT CLASS:

BY:	/s/ José A. Andréu Fuentes
José A. Andréu Fuentes
jaf@andreu-sagardia.com
José A. Andréu Garcia
jag@andreu-sagardia.com
José Fuentes-Agostini
jfuentes@eastportesllc.com
Augustín Collazo-Mejia
acollazomejia@gmail.com
2611 Domenech Ave.
San Juan, Puerto Rico 00918
TEL. (787) 754-1777 / 763-8044
FAX (787) 763-8045

ON BEHALF OF DEFENDANTS HORIZON LINES, INC., HORIZON LINES, LLC, HORIZON LOGISTICS HOLDINGS, LLC, HORIZON LOGISTICS, LLC, AND HORIZON LINES OF PUERTO RICO, INC.:

MCGUIREWOODS LLP			SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

BY:	/s/ Richard J. Rappaport	BY:	/s/ John M. Nannes
	Richard J. Rappaport		John M. Nannes
	Amy B. Manning		Tiffany Rider
	Tammy L. Adkins		1440 New York Avenue, N.W.
	77 West Wacker Drive		Washington, DC 20005
	Suite 4100		Tel: (202) 371-7500
	Chicago, IL 60601-1818		Fax: (202) 661-9191
	Tel: (312) 750-8618		john.nannes@skadden.com
	Fax: (312) 920-3696		tiffany.rider@skadden.com
rrappaport@mcguirewoods.com amanning@mcguirewoods.com tadkins@mcguirewoods.com